SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                            October 16, 2000
                            (Date of report)


                              CINERGY CORP.
         (Exact name of Registrant as specified in its charter)


DELAWARE                      1-11377                  31-1385023
(State of                     (Commission              (IRS Employer
Incorporation)                 File Number)             Identification No.)


                         139 EAST FOURTH STREET
                         CINCINNATI, OHIO  45202
       (Address of principal executive offices, including zip code)


                              (513) 287-2644
           (Registrant's telephone number, including area code)


Item 5.  Other Events.

         On October 16, 2000, Cinergy Corp., a Delaware corporation ("Cinergy"), announced that it has received an order from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 approving the adoption of a Shareholder Rights Plan. On July 27, 2000, Cinergy announced that its board of directors had authorized a Shareholder Rights Plan.

         The record date for the issuance of the rights under the Shareholder Rights Plan ("Rights") has been set as October 30, 2000. Shareholders of record as of the record date will receive a dividend of one Right for each outstanding common share of Cinergy stock. A Right entitles the holder to acquire securities from Cinergy under certain circumstances. A description and the terms of the Rights are set forth in Cinergy's Registration Statement on Form 8-A filed with the SEC today. The Rights Agreement, dated as of October 16, 2000, between Cinergy and The Fifth Third Bank, as Rights Agent, is filed as Exhibit 1 to the Form 8-A.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

(4) Rights Agreement, dated as of October 16, 2000, between Cinergy Corp. and The Fifth Third Bank, as Rights Agent, including form of
     Rights Certificate as Exhibit A and Summary of Rights to Purchase Common Stock as Exhibit B (incorporated by reference to Exhibit 1 to Cinergy's Registration Statement on Form 8-A filed October 16, 2000).

                                SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Cinergy has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2000

                                   CINERGY CORP.


                                   By: /s/William J. Grealis
                                       Executive Vice President
                                       and Chief of Staff

                              EXHIBIT INDEX

Exhibit No.              Description

(4) Rights Agreement, dated as of October 16, 2000, between Cinergy Corp. And The Fifth Third Bank, as Rights Agent, including form of Rights
                         Certificate as Exhibit A and Summary of
                         Rights to Purchase Common Stock as Exhibit B
                         (incorporated by reference to Exhibit 1 to Cinergy's Registration Statement on Form 8-A filed October 16, 2000).